EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Bovie Medical Corporation
Purchase, New York

We hereby consent to the incorporation in this Registration Statement on Form S-8, of our report dated March 31, 2014, except for Note 19 as to which the date is May 8, 2014, on the consolidated financial statements of Bovie Medical Corporation as of and for the years ended December 31, 2013 and 2012, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

 /s/ Kingery & Crouse, P.A.

Kingery & Crouse, P.A.
Tampa, FL
September 30, 2015